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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Horizon Group, Inc. (the "Company") of our report dated February 26, 1997, included in the 1996 Annual Report to Shareholders of Horizon Group, Inc.

Our audits also included the financial statement schedule of Horizon Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-95174, No. 333-09315 and No. 33-95730 and Form S-4
No. 33-91236) of Horizon Group, Inc. of our report dated February 26, 1997, with respect to the consolidated financial statements and schedule incorporated by reference in this Annual Report (Form 10-K) of Horizon Group, Inc. for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-79784) pertaining to the Amended and Restated 1993 Stock Option Plan, the 1993 Director Stock Option Plan and the Employee Stock Bonus Arrangement; the Registration Statement (Form S-8 No. 33-89152) pertaining to the Profit Sharing/401(K) Plan; and the Registration Statement (Form S-8 No. 33-95308) pertaining to the McArthur/Glen Realty Corp. 1993 Long-Term Incentive Plan of Horizon Group, Inc. of our report dated February 26, 1997, with respect to the consolidated financial statements and schedule incorporated by reference in this Annual Report (From 10-K) of Horizon Group, Inc. for the year ended December 31, 1996.


/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 28, 1997